UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 2, 2014
GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)

243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in the Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the “Company”), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916 (HJB). Further information about the bankruptcy process is available at the Claims Agent’s website at www.kccllc.net/gtat.

Monthly Operating Report

On February 2, 2015, the Debtors filed their monthly operating report for the period from November 30, 2014 to December 31, 2014 (the “Original Monthly Operating Report”) with the Bankruptcy Court. On February 6, 2015, the Debtors filed an amended and restated monthly operating report for the period from November 30, 2014 to December 31, 2014 (the “Amended Monthly Operating Report”) with the Bankruptcy Court to correct certain disclosures contained in the Original Monthly Operating Report. The Amended Monthly Operating Report is “furnished” with this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1. The Amended Monthly Operating Report does not reflect certain of the Company’s subsidiaries that are not Debtors.

This Current Report (including the exhibit hereto and any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD. The information contained in this Current Report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial and Operating Data

The Amended Monthly Operating Report pertains only to the Debtors (and thus does not represent operations of all of the Company’s subsidiaries), and contains unaudited financial information which has not been reviewed by independent accountants. The financial information related to the Debtors included in the Amended Monthly Operating Report has been prepared to conform with the monthly reporting requirements of the Office of the U.S. Trustee. The Amended Monthly Operating Report was not prepared and is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”) or Securities and Exchange Commission (the “SEC”) regulations applicable to financial statements contained in annual or quarterly reports filed with the SEC. Preparation of the Debtors’ financial statements in accordance with GAAP could result in material reconciliations and adjustments to certain financial information presented in the Amended Monthly Operating Report.

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Amended Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Amended Monthly Operating Report covers periods that are shorter than those that are required in the Company’s reports pursuant to the Exchange Act, and contains information that may not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports filed pursuant to the Exchange Act. The Amended Monthly Operating Report is therefore not comparable with those filings. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, that the Amended Monthly Operating Report is complete. While every effort has been made to assure the accuracy and completeness of the Amended Monthly Operating Report, errors or omissions may have inadvertently occurred and the Company reserves the right to further amend the Amended Monthly Operating Report as necessary.

Cautionary Statement Regarding Forward-Looking Statements

Results set forth in the Amended Monthly Operating Report should not be viewed as indicative of future results. Such information also may not be indicative of the financial condition or operating results of the Company and its subsidiaries on a consolidated basis for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act, or of future results.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Amended Monthly Operating Report for the period from November 30, 2014 to December 31, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: February 6, 2015
/s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary